UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 5, 2014 (February 4, 2014)
Date of Report (Date of earliest event reported)

_________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 4, 2014, American Realty Capital Properties, Inc. (“ARCP”) issued a press release announcing the pricing of the previously announced private offering by its operating partnership, ARC Properties Operating Partnership, L.P., and its wholly owned subsidiary, Clark Acquisition, LLC, of $2.55 billion aggregate principal amount of senior unsecured notes consisting of $1.3 billion aggregate principal amount of 2.000% senior notes due 2017, $750.0 million aggregate principal amount of 3.000% senior notes due 2019 and $500.0 million aggregate principal amount of 4.600% senior notes due 2024. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The other purpose of this Current Report on Form 8-K is to file an opinion in connection with ARCP’s filing of a prospectus supplement dated February 4, 2014 in connection with the offer of (i) shares of common stock, par value $0.01 per share (the “common stock”), that may be issued upon the redemption of units of limited partnership interests in ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) and (ii) shares of 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), that may be issued upon the redemption of units of Series F Preferred Units of limited partnership interest in the Operating Partnership. A copy of the opinion of Venable LLP relating to the legality of the shares of common stock and Series F Preferred Stock being issued is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the legality of the common stock and the Series F Preferred Stock
23.1	Consent of Venable LLP (included in Exhibit 5.1)
99.1	Press Release dated February 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
Date: February 5, 2014

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the
Board of Directors